Exhibit 4.6
FOURTH SUPPLEMENTAL INDENTURE
SUBSIDIARY GUARANTEES
FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 26, 2020, among the subsidiary guarantors listed on Schedule I hereto (the “Guaranteeing Subsidiaries”), Vistra Operations Company LLC, a Delaware limited liability company (the “Company”), the other subsidiary guarantors party hereto and Wilmington Trust, National Association, as trustee under the indenture referred to below (the “Trustee”).
WITNESSETH
WHEREAS, the Company has heretofore executed and delivered to the Trustee that certain Indenture (as supplemented and amended, the “Indenture”), dated as of August 22, 2018, among the Company, the Subsidiary Guarantors party thereto and the Trustee, providing for the original issuance of an aggregate principal amount of $1,000,000,000 of 5.500% Senior Secured Notes due 2026 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture (the “Subsidiary Guarantees”); and
WHEREAS, pursuant to Sections 4.07 and 9.01 of the Indenture, the Trustee, the Company and the other Subsidiary Guarantors are authorized and required to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries, the Trustee, the Company and the other Subsidiary Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1. Capitalized Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2. Agreement to be Bound; Guarantee. Each of the Guaranteeing Subsidiaries hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture. Each of the Guaranteeing Subsidiaries hereby agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture. In furtherance of the foregoing, each of the Guaranteeing Subsidiaries shall be deemed a Subsidiary Guarantor for purposes of Article 10 of the Indenture, including, without limitation, Section 10.02 thereof.

3. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
6. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.
7. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first written above.

AMBIT HOLDINGS, LLC
AMBIT HOLDINGS US, LLC
AMBIT ENERGY HOLDINGS, LLC
BLUENET HOLDINGS, LLC
AMBIT MARKETING, LLC
AMBIT MANAGEMENT, LLC
AMBIT NEW YORK, LLC
AMBIT ILLINOIS, LLC
AMBIT CALIFORNIA, LLC
AMBIT SOUTHEAST, LLC
AMBIT TEXAS, LLC
AMBIT NORTHEAST, LLC
AMBIT OHIO, LLC
AMBIT MIDWEST, LLC
AMBIT SOUTHWEST, LLC,

AMBIT HOLDINGS US, LLC
AMBIT ENERGY HOLDINGS, LLC
BLUENET HOLDINGS, LLC
AMBIT MARKETING, LLC
AMBIT MANAGEMENT, LLC
AMBIT NEW YORK, LLC
AMBIT ILLINOIS, LLC
AMBIT CALIFORNIA, LLC
AMBIT SOUTHEAST, LLC
AMBIT TEXAS, LLC
AMBIT NORTHEAST, LLC
AMBIT OHIO, LLC
AMBIT MIDWEST, LLC
AMBIT SOUTHWEST, LLC,
as the Guaranteeing Subsidiaries

By: /s/ Kristopher E. Moldovan
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

[Signature Page to Fourth Supplemental Indenture]

VISTRA OPERATIONS COMPANY LLC
as the Company
By: /s/ Kristopher E. Moldovan
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

[Signature Page to Fourth Supplemental Indenture]

ANP BELLINGHAM ENERGY COMPANY, LLC	ILLINOIS POWER GENERATING COMPANY
ANP BLACKSTONE ENERGY COMPANY, LLC	ILLINOIS POWER MARKETING COMPANY
BIG BROWN POWER COMPANY LLC	ILLINOIS POWER RESOURCES GENERATING, LLC
BIG SKY GAS, LLC	ILLINOIS POWER RESOURCES, LLC
BIG SKY GAS HOLDINGS, LLC	ILLINOVA CORPORATION
BRIGHTSIDE SOLAR, LLC	IPH, LLC
CALUMET ENERGY TEAM, LLC	KINCAID GENERATION, L.L.C.
CASCO BAY ENERGY COMPANY, LLC	LA FRONTERA HOLDINGS, LLC
CINCINNATI BELL ENERGY, LLC	LAKE ROAD GENERATING COMPANY, LLC
COFFEEN AND WESTERN RAILROAD COMPANY	LIBERTY ELECTRIC POWER, LLC
COLETO CREEK POWER, LLC	LONE STAR ENERGY COMPANY, INC.
COMANCHE PEAK POWER COMPANY LLC	LONE STAR PIPELINE COMPANY, INC.
CORE SOLAR SPV I, LLC	LUMINANT ENERGY COMPANY LLC
CRIUS ENERGY, LLC	LUMINANT ENERGY TRADING CALIFORNIA COMPANY
CRIUS ENERGY CORPORATION	LUMINANT ET SERVICES COMPANY LLC
CRIUS ENERGY MANAGEMENT, LLC	LUMINANT GENERATION COMPANY LLC
CRIUS ENERGY MANAGEMENT 2, LLC	LUMINANT MINING COMPANY LLC
CRIUS SOLAR FULFILLMENT, LLC	MASSPOWER, LLC
CRIUS SOLAR HOLDINGS, LLC	MIDLOTHIAN ENERGY, LLC
CRIUS SOLAR, LLC	MILFORD POWER COMPANY, LLC
DALLAS POWER & LIGHT COMPANY, INC.	MOSS LANDING ENERGY STORAGE 1, LLC
DYNEGY ADMINISTRATIVE SERVICES COMPANY	NCA RESOURCES DEVELOPMENT COMPANY LLC
DYNEGY ASSOCIATES NORTHEAST LP, INC.	NEPCO SERVICES COMPANY
DYNEGY COAL GENERATION, LLC	NORTHEASTERN POWER COMPANY
DYNEGY COAL HOLDCO, LLC	OAK GROVE MANAGEMENT COMPANY LLC
DYNEGY COAL TRADING & TRANSPORTATION, L.L.C.	ONTELAUNEE POWER OPERATING COMPANY, LLC
DYNEGY COMMERCIAL ASSET MANAGEMENT, LLC	PLEASANTS ENERGY, LLC
DYNEGY CONESVILLE, LLC	PEOPLE’S CHOICE ENERGY, LLC
DYNEGY DICKS CREEK, LLC	PUBLIC POWER & UTILITY OF MARYLAND, LLC
DYNEGY ENERGY SERVICES (EAST), LLC	PUBLIC POWER & UTILITY OF NY, INC.
DYNEGY ENERGY SERVICES, LLC	PUBLIC POWER, LLC (a Connecticut limited liability company)
DYNEGY FAYETTE II, LLC	PUBLIC POWER, LLC (PA-3933152, a Pennsylvania limited liability company)
DYNEGY GAS IMPORTS, LLC	REGIONAL ENERGY HOLDINGS, INC.
DYNEGY HANGING ROCK II, LLC	RICHLAND-STRYKER GENERATION LLC
DYNEGY KENDALL ENERGY, LLC	SANDOW POWER COMPANY LLC
DYNEGY KILLEN, LLC	SITHE ENERGIES, INC.
DYNEGY MARKETING AND TRADE, LLC	SITHE/INDEPENDENCE LLC
DYNEGY MIAMI FORT, LLC	SOUTHWESTERN ELECTRIC SERVICE COMPANY, INC.
DYNEGY MIDWEST GENERATION, LLC	TEXAS ELECTRIC SERVICE COMPANY, INC.
DYNEGY MORRO BAY, LLC	TEXAS ENERGY INDUSTRIES COMPANY, INC.
DYNEGY MOSS LANDING, LLC	TEXAS POWER & LIGHT COMPANY, INC.
DYNEGY NORTHEAST GENERATION GP, INC.	TEXAS UTILITIES COMPANY, INC.
DYNEGY OAKLAND, LLC	TEXAS UTILITIES ELECTRIC COMPANY, INC.
DYNEGY OPERATING COMPANY	TRIEAGLE 1, LLC
[Signature Page to Fourth Supplemental Indenture]

DYNEGY POWER GENERATION INC.	TRIEAGLE 2, LLC
DYNEGY POWER MARKETING, LLC	TRIEAGLE ENERGY LP
DYNEGY POWER, LLC	TXU ELECTRIC COMPANY, INC.
DYNEGY RESOURCE II, LLC	TXU ENERGY RETAIL COMPANY LLC
DYNEGY RESOURCES GENERATING HOLDCO, LLC	TXU RETAIL SERVICES COMPANY
DYNEGY SOUTH BAY, LLC	UPTON COUNTY SOLAR 2, LLC
DYNEGY STUART, LLC	VALUE BASED BRANDS LLC
DYNEGY WASHINGTON II, LLC	VIRIDIAN ENERGY, LLC
DYNEGY ZIMMER, LLC	VIRIDIAN ENERGY PA LLC
EMERALD GROVE SOLAR, LLC	VIRIDIAN ENERGY NY, LLC
ENERGY REWARDS, LLC	VIRIDIAN NETWORK, LLC
ENERGY SOLUTIONS GROUP, LLC	VISTRA ASSET COMPANY LLC
ENNIS POWER COMPANY, LLC	VISTRA CORPORATE SERVICES COMPANY
EQUIPOWER RESOURCES CORP.	VISTRA EP PROPERTIES COMPANY
EVERYDAY ENERGY NJ, LLC	VISTRA FINANCE CORP.
EVERYDAY ENERGY, LLC	VISTRA INSURANCE SOLUTIONS LLC
GENERATION SVC COMPANY	VISTRA PREFERRED INC.
HALLMARK SOLAR, LLC	VOLT ASSET COMPANY, INC.
HAVANA DOCK ENTERPRISES, LLC	WHARTON COUNTY GENERATION, LLC
HAYS ENERGY, LLC	WISE COUNTY POWER COMPANY, LLC
HOPEWELL POWER GENERATION, LLC	WISE-FUELS PIPELINE, INC.,
as the Subsidiary Guarantors

By: /s/ Kristopher E. Moldovan
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

[Signature Page to Fourth Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as the Trustee
By: /s/ Shawn Goffinet
Name: Shawn Goffinet
Title: Assistant Vice President
[Signature Page to Fourth Supplemental Indenture]

SCHEDULE I
SUBSIDIARY GUARANTORS

Name	Jurisdiction
Ambit Holdings, LLC	Texas
Ambit Holdings US, LLC	Texas
Ambit Energy Holdings, LLC	Texas
BlueNet Holdings, LLC	Delaware
Ambit Marketing, LLC	Texas
Ambit Management, LLC	Texas
Ambit New York, LLC	New York
Ambit Illinois, LLC	Illinois
Ambit California, LLC	Delaware
Ambit Southeast, LLC	Delaware
Ambit Texas, LLC	Texas
Ambit Northeast, LLC	Delaware
Ambit Ohio, LLC	Ohio
Ambit Midwest, LLC	Delaware
Ambit Southwest, LLC	Delaware

Sch-I-1